EXHIBIT 10.4

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of February 26, 2019 (this “Amendment”), among WRKCO INC. (formerly, WestRock Company), a Delaware corporation (the “Company”), the other Credit Parties, the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), to the Credit Agreement dated as of March 7, 2018 (as further amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the other Credit Parties from time to time party thereto, the Administrative Agent and the Lenders referred to therein.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to Section 2.26 of the Credit Agreement and that certain Notice of Designation of Borrower, dated as of September 25, 2018, the Company became the Borrower, and WestRock Company (formerly, Whiskey Holdco, Inc.) became an Initial Guarantor under the Credit Agreement;

WHEREAS, pursuant to Section 9.1(i) of the Credit Agreement, the Credit Parties, each Lender party hereto (each, a “Consenting Lender”) and the Administrative Agent desire to amend the Credit Agreement on the terms set forth herein;

WHEREAS, certain Consenting Lenders (in such capacity, the “Purchasing Lender”) have agreed to purchase at par on the Amendment No. 1 Effective Date (as defined below) all Loans held by Lenders that do not execute and deliver a counterpart to this Amendment (each such Lender signature page, a “Lender Consent”) prior to the deadline specified in a posting memorandum to the Lenders (each, a “Non-Consenting Lender”);

WHEREAS, both prior to and after giving effect to the Master Assignment Agreement (as defined below), the Consenting Lenders shall constitute the Required Lenders, and after giving effect to the Master Assignment Agreement and the operation of the penultimate paragraph of Section 9.1 of the Credit Agreement, the Consenting Lenders shall constitute all of the Lenders;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Amendment.  Effective as of the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended as follows:

(a)The following defined term shall be added to Section 1.1 of the Credit Agreement in alphabetical order:

“Amendment No. 1 Effective Date” means February 26, 2019.

(b)Section 1.1 of the Credit Agreement is amended by restating the definition of “Applicable Percentage” therein as follows:

“Applicable Percentage” means, for any day (i) prior to the Amendment No. 1 Effective Date, with respect to the Loans and Delayed Draw Commitment Fees, the percentages per annum set forth in the table below corresponding with the then applicable Level, which will be the lower of (a) the applicable Level determined by reference to the Leverage Ratio and (b) the applicable Level determined by reference to the Rating (the “Ratings Level”), such that Level I is the lowest Level and Level V is the highest Level; provided that prior to five (5) Business Days after delivery of financial statements for the period ending on the last day of the first Fiscal Quarter ending after the Closing Date in accordance with the provisions of Section 5.7, the applicable Level shall not be lower than Level II;

Level	Leverage Ratio	Rating (S&P / Moody’s)	Applicable Percentage for LIBOR Rate Loans	Applicable Percentage for Alternate Base Rate Loans	Delayed Draw Commitment Fee
I	< 2.00 to 1.00	BBB+ / Baa1 (or better)	1.125%	0.125%	0.125%
II	> 2.00 to 1.00 but < 2.50 to 1.00	BBB / Baa2	1.250%	0.250%	0.150%
III	> 2.50 to 1.00 but < 3.00 to 1.00	BBB- / Baa3	1.500%	0.500%	0.200%
IV	> 3.00 to 1.00 but < 3.25 to 1.00	BB+ / Ba1	1.750%	0.750%	0.250%
V	> 3.25 to 1.00	BB / Ba2 (or worse)	2.000%	1.000%	0.300%

and (ii) from and after the Amendment No. 1 Effective Date, with respect to the Loans, the percentages per annum set forth in the table below corresponding with the then applicable Level, which will be the lower of (a) the applicable Level determined by reference to the Leverage Ratio and (b) the applicable Ratings Level, such that Level I is the lowest Level and Level V is the highest Level.

Level	Leverage Ratio	Rating (S&P / Moody’s)	Applicable Percentage for LIBOR Rate Five- Year Term Loans	Applicable Percentage for Alternate Base Rate Five-Year Term Loans	Applicable Percentage for LIBOR Rate Three-Year Term Loans	Applicable Percentage for Alternate Base Rate Three-Year Term Loans
I	< 2.00 to 1.00	BBB+ / Baa1 (or better)	1.000%	0.000%	1.000%	0.000%
II	> 2.00 to 1.00 but < 2.50 to 1.00	BBB / Baa2	1.125%	0.125%	1.125%	0.125%
III	> 2.50 to 1.00 but < 3.00 to 1.00	BBB- / Baa3	1.375%	0.375%	1.375%	0.375%
IV	> 3.00 to 1.00 but < 3.25 to 1.00	BB+ / Ba1	1.700%	0.700%	1.625%	0.625%
V	> 3.25 to 1.00	BB / Ba2 (or worse)	1.950%	0.950%	1.875%	0.875%

For purposes of the foregoing, (a) (i) if the applicable Ratings established by Moody’s and S&P are different but correspond to consecutive pricing levels, then the Ratings Level will be based on the higher applicable Rating (e.g., if Moody’s applicable Rating corresponds to Level I and S&P’s applicable Rating corresponds to Level II, then the Ratings Level will be Level I), and (ii) if the applicable Ratings established by Moody’s and S&P are more than one pricing level apart, then the Ratings Level will be based on the rating which is one level higher than the lower rating (e.g., if Moody’s and S&P’s applicable Ratings correspond to Levels I and IV, respectively, then the Ratings Level will be Level III), (b) in the event that either S&P or Moody’s (but not both) shall no longer issue a Rating, the Ratings Level shall be determined by the remaining Rating, and (c) in the event that neither S&P nor Moody’s issues a Rating, unless and until the date, if any, that the Borrower and the Required Lenders agree on a different arrangement, the existing Ratings Level shall continue in effect for the 60-day period immediately following such event, and subsequent to such period the Ratings Level shall be Level V.

The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Credit Parties the financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Section 5.7 (each an “Interest Determination Date”).  Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date.  After the Delayed Draw Funding Date, if the Credit Parties shall fail to provide the Required Financial Information for any Fiscal Quarter or Fiscal Year, the Applicable Percentage from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Credit Parties were so required to provide such Required Financial Information to the Administrative Agent and the Lenders, be based on Level V until such time as such Required Financial Information is provided, whereupon the Level shall be determined by the then current Leverage Ratio.  In the event that any Required Financial Information that is delivered to the Administrative Agent is shown to be inaccurate in a manner that results in the miscalculation of the Leverage Ratio (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, then the Credit Parties shall immediately (i) deliver to the Administrative Agent corrected Required Financial Information for such Applicable Period, (ii) determine the Applicable Percentage for such Applicable Period based upon the corrected Required Financial Information (which Applicable Percentage shall be made effective immediately in the current period, to the extent applicable) and (iii) immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.14(a).  It is acknowledged and agreed that nothing contained herein shall limit the rights of the Administrative Agent and the Lenders under the Credit Documents, including their rights under Sections 2.9 and 7.2.

Section 2.Representations and Warranties.  The Credit Parties represent and warrant to the Lenders and the Administrative Agent as of the Amendment No. 1 Effective Date that:

(a)At the time of and immediately after giving effect to this Amendment, the representations and warranties set forth in the Credit Documents are true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and correct) with the same effect as if made on the Amendment No. 1 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

(b)At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(c)As of the Amendment No. 1 Effective Date, the information included in the Beneficial Ownership Certification (as defined below) provided on or prior to the Amendment No. 1 Effective Date to any Lender in connection with this Amendment is true and correct in all respects.

Section 3.Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which:

(a)the Administrative Agent (or its counsel) shall have received (i) from the Credit Parties, the Administrative Agent and each Consenting Lender , a counterpart of this Amendment signed on behalf of each such party and (ii) an Assignment and Assumption (the “Master Assignment Agreement”) executed by each Purchasing Lender, the Borrower and each Non-Consenting Lender (or, to the extent permitted by Section 9.1 of the Credit Agreement, the Borrower on behalf of the Non-Consenting Lenders), documenting the assignments, in accordance with Sections 9.1 and 9.6(b) of the Credit Agreement, of all Loans of the Non-Consenting Lenders to the applicable Purchasing Lenders;

(b)the Administrative Agent (or its counsel) shall have received the following: (i) certificates of good standing, existence or its equivalent of each Credit Party in its state of organization, certified as of a recent date by the appropriate Governmental Authorities of the applicable state of organization and (ii) a certificate of secretary or assistant secretary of each Credit Party dated the Amendment No. 1 Effective Date, in a form reasonably satisfactory to the Administrative Agent certifying to the effect that (w) such Credit Party’s articles of incorporation or charter documents, as applicable, attached to the certificate delivered to the Administrative Agent on November 2, 2018 (the “November Certificate”) are in full force and effect and have not been amended or otherwise modified prior to the Amendment No. 1 Effective Date other than pursuant the amendments that are attached to the certificate dated as of the Amendment No. 1 Effective Date; (x) such Credit Party’s bylaws or operating agreement, as applicable, attached to the November Certificate are in full force and effect and have not been amended or otherwise modified prior to the Amendment No. 1 Effective Date other than pursuant the amendments that are attached to the certificate delivered on the Amendment No. 1 Effective Date; (y) the resolutions of the board of directors or comparable managing body of such Credit Party attached to the November Certificate approved the Amendment (including the transactions contemplated herein), authorized the execution and delivery hereof and remain in full force and effect and (z) each of the individuals listed in paragraph 6 of the November Certificate is a duly elected and qualified officer of such Credit Party as indicated for such individual therein and is authorized to execute and deliver the Amendment on behalf of such Credit Party, and the signature appearing beside such individual’s name in the November Certificate is his genuine signature;

(c)the representations and warranties set forth in Section 2 hereof shall be true and correct and the Administrative Agent shall have received a certificate of a Responsible Officer to such effect;

(d)the Company shall have paid, without duplication, (i) all fees required to be paid on the Amendment No. 1 Effective Date pursuant to the Engagement Letter, dated as of February 1, 2019 (the “Engagement Letter”), among the Company, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association and (ii) all fees and expenses due and payable pursuant to Section 4 hereof.; and

(e)to the extent requested by the Administrative Agent or any Lender not less than five (5) days prior to the Amendment No. 1 Effective Date, the Lenders shall have received a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230 in relation to the Company (a “Beneficial Ownership Certification”).

Section 4.Fees and Expenses.  The Company agrees to (a) reimburse the Administrative Agent for the reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent and (b) on the Amendment No. 1 Effective Date, pay the Administrative Agent, for the account of each Consenting Lender, a consent fee equal to $10,000 for each Consenting Lender (for the avoidance of doubt, the consent fee referenced in this clause (b) represents the consent fee payable pursuant to Section 3(b) of the Engagement Letter and shall not be paid in addition to such fee).

Section 5.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 6.Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.Effect of Amendment.  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment.  The Credit Agreement, the Notes and each of the other Credit Documents, as specifically amended or waived by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Credit Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, but rather constitute a modification thereof pursuant to the terms contained herein.  This Amendment constitutes a Credit Document.

Section 9.Acknowledgement and Consent. (a) Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment.  Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Credit Party Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).

(b)Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

(c)Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this

Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:WRKCO INC. (formerly, WestRock Company)

By:	/s/ John D. Stakel Name:John D. Stakel Title: Senior Vice President and Treasurer

GUARANTORS:	WESTROCK COMPANY (formerly, Whiskey Holdco, Inc.)
By:	/s/ John D. Stakel Name:John D. Stakel Title: Senior Vice President and Treasurer

WESTROCK RKT, LLC

By:/s/ John D. Stakel
Name:John D. Stakel
Title: Senior Vice President and Treasurer

WESTROCK MWV, LLC

By:/s/ John D. Stakel
Name:John D. Stakel
Title: Senior Vice President and Treasurer

[Signature Page to WRKCo Amendment No. 1]

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Kay Reedy Name:Kay Reedy Title:Managing Director

[Signature Page to WRKCo Amendment No. 1]

[Lender Signature Pages on file with the Administrative Agent]

[Signature Page to WRKCo Amendment No. 1]